CERTIFICATE OF THE SOLE MEMBER OF BLACKWATER MARYLAND, L.L.C.

The undersigned hereby certifies to Fidelity National Title Insurance Company, Competitive Title Agency, Inc., NuStar Terminals Operations Partnership L.P. and JPMorgan Chase Bank, N.A. that:

1. Blackwater Midstream Corp. is the Manager and sole member of Blackwater Maryland, L.L.C., a Maryland limited liability company (the "Company");

2. The attached Articles of Organization of the Company were filed with the Charter Division of the Maryland Department of Assessments and Taxation on November 22, 2011, are in full force and effect and have not been amended, repealed or otherwise modified.

3. The attached Operating Agreement of the Company is in full force and effect, is the only Operating Agreement of the Company, and has not been amended, repealed or otherwise modified;

4. The Company is in good standing with the Maryland Secretary of State's Office as evidenced by the Certificate of Good Standing or other evidence thereof attached hereto;

5. Attached is a true and correct copy of the Unanimous Consent Resolutions of the Directors of Blackwater Midstream Corp. authorizing the purchase of Salisbury, Maryland facility from NuStar Terminals Operations Partnership L.P. and loan from JPMorgan Chase Bank, N.A.; and

6. Each of the following named individuals is a duly elected or appointed, qualified and acting officer of Blackwater Midstream Corp., as the case may be, who holds the office or position set forth opposite such individual's name, and the specimen signature written opposite each such officer's name is such officer's genuine signature:

Name	Title	Signature
Dale T. Chatagnier	Chief Operating Officer, Secretary	[signature]
Michael D. Suder	President	[signature]

Executed on December 22, 2011.

BLACKWATER MIDSTREAM CORP.

By: [signature]
Dale T. Chatagnier, Secretary

ATTEST:
[signature]
Michael D. Suder, President

Word#407647/mll#85792/lwt (12/7/11)